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                                                                                          Exhibit 99

                                       TXU GAS COMPANY AND SUBSIDIARIES
                                  CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                                 (Unaudited)


                                                                                   Twelve Months Ended
                                                                                      June 30, 2004
                                                                                  ---------------------
                                                                                  (millions of dollars)

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Operating revenues.....................................................                    $  1,249
                                                                                           --------

 Operating expenses:
    Gas purchased for resale...........................................                         699
    Operation and maintenance..........................................                         354
    Depreciation and amortization......................................                          76
    Income tax expense (benefit).......................................                          39
    Taxes other than income............................................                          98
                                                                                           --------
        Total operating expenses.......................................                       1,266
                                                                                           --------

Operating income (loss)................................................                         (17)

Other income and deductions:
    Other income.......................................................                           6
    Other deductions...................................................                         126
    Nonoperating income tax expense (benefit)..........................                         (59)

Interest income........................................................                           1

Interest expense and related charges...................................                          37
                                                                                           --------

Income from continuing operations......................................                        (114)

Loss from discontinued operations, net of tax effect...................                          (3)
                                                                                           --------

Net income.............................................................                        (117)

Preferred stock dividends..............................................                           3
                                                                                           --------

Net income applicable to common stock..................................                    $   (120)
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